UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 20, 2008

Commission File Number	Exact Name of Registrant as specified in its charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-3004	Illinois Power Company (Illinois Corporation) 370 South Main Street Decatur, Illinois 62523 (217) 424-6600	37-0344645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reference is made to Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-Q for the quarterly period ended June 30, 2008, of registrant Ameren Corporation (“Ameren”) and its registrant subsidiary Illinois Power Company, doing business as AmerenIP (“IP”), including Liquidity and Capital Resources thereunder, and to the Current Report on Form 8-K filed on September 19, 2008, of Ameren and IP, for a discussion of Ameren’s and IP’s results of operations for the six months ended June 30, 2008, and IP’s short-term borrowings and liquidity.

Item 2.02.     Results of Operations and Financial Condition.

Preliminary Third Quarter Results of Operations (IP)

Although results of operations of IP, for the quarter ended September 30, 2008, have not been finalized, IP expects that its net income for the third quarter ended
September 30, 2008, will be improved compared to the same period in 2007.  IP’s net income is expected to increase during the three months ended September 30, 2008, compared to the year-ago period, primarily due to the implementation of redesigned seasonal electric delivery service rates effective January 1, 2008, and the reduced impact in the current quarter of the 2007 Illinois electric settlement agreement, partially offset by unfavorable weather conditions and higher bad debt and interest expenses.

Preliminary Third Quarter Results of Operations (Ameren)

Although the results of operations of Ameren for the quarter ended September 30, 2008, have also not been finalized yet, Ameren expects that its consolidated net income for the third quarter ended September 30, 2008, will be less than that reported in the comparable period in 2007.  Ameren’s net income is expected to have decreased during the three months ended September 30, 2008, compared to the prior-year period, primarily due to unfavorable weather conditions and increased operations and maintenance expenses, partially offset by the implementation of redesigned seasonal electric delivery service rates in Illinois.  When Ameren releases its third quarter 2008 earnings results in early November, it expects to narrow its full year core (non-GAAP) earnings per share guidance within the 2008 core earnings guidance range it provided on August 1, 2008. For the third quarter ended September 30, 2008, GAAP net income is expected to be reduced by net unrealized mark-to-market losses from nonqualifying hedges and net costs associated with the 2007 Illinois electric settlement agreement, each of which are excluded from core (non-GAAP) earnings.  These aggregate costs in the third quarter of 2008 are expected to be at a similar level to the cost of these items recorded in the comparable period of 2007.

Results for the third quarter of 2008 are not necessarily indicative of results for a full year.

Item 8.01.    Other Events.

Proposed IP Senior Secured Notes Financing

IP intends to privately offer its senior secured notes (the “Senior Secured Notes”), which will be secured by a series of its mortgage bonds.  The Senior Secured Notes to be offered have not been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an exemption from the registration requirements of the Securities Act and may not be offered or sold in the United States absent registration or an available exemption.  Accordingly, the Senior Secured Notes will be offered only to qualified institutional buyers under Rule 144A under the Securities Act, to a limited number of institutional “accredited investors” and outside the United States to non-U.S. persons under Regulation S.

IP Liquidity Update

IP and other Ameren subsidiaries, Central Illinois Public Service Company, Central Illinois Light Company, CILCORP Inc. and AmerenEnergy Resources Generating Company (collectively, the “Illinois Borrowers”), are parties to two separate $500 million credit facilities (the “credit facilities”).  As of September 30, 2008, collectively, the Illinois Borrowers had outstanding borrowings of $832 million, and, individually, IP had outstanding borrowings of $304 million, under the credit facilities.  In addition, through Ameren’s utility money pool, an arrangement among Ameren and its utility subsidiaries to coordinate and provide for certain short-term cash and working capital requirements, IP has access to Ameren’s $1.15 billion credit facility, which, at September 30, 2008, had outstanding borrowings of $275 million.  IP plans to use the net proceeds from the sale of the Senior Secured Notes to repay outstanding borrowings under the credit facilities and/or under the Ameren utility money pool.

IP believes it will continue to have access to the capital markets. Accordingly, assuming IP refinances $250 million of our 7.50% Series Mortgage Bonds due in 2009, and IP completes the sale of the Senior Secured Notes, IP believes that, based on its expected liquidity needs (and the liquidity needs of the other Illinois Borrowers), it will have sufficient availability under the credit facilities, together with expected cash balances and cash flow from operations, to finance its operations, at a minimum, through the end of 2009.  In addition, IP is actively evaluating its spending plans consistent with its liquidity objectives given current capital market conditions.  Through the Ameren utility money pool, to the extent not utilized by the other pool participants, IP also expects to have access to Ameren's $1.15 billion credit facility and may elect to access the capital markets at its discretion during this time.

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Regulation G Statement. Ameren’s core (non-GAAP) earnings per share guidance excludes the earnings impact of the 2007 Illinois electric settlement agreement, net unrealized mark-to-market gains or losses from nonqualifying hedges, the estimated minimum benefit of an accounting order from the Missouri Public Service Commission associated with 2007 storm costs and the 2008 lump-sum payment from a coal supplier for expected higher fuel costs in 2009 as a result of the premature closure of a mine and termination of a contract. Ameren uses core (non-GAAP) earnings internally for financial planning and for analysis of performance. Ameren also uses core (non-GAAP) earnings as primary performance measurements when communicating with analysts and investors regarding it earnings results and outlook, as Ameren believes it allows it to more accurately compare the company’s ongoing performance across periods.

In providing core (non-GAAP) earnings guidance, there could be differences between core (non-GAAP) earnings and earnings prepared in accordance with GAAP for certain items, such as those listed above. Ameren is unable to estimate the impact, if any, on future GAAP earnings of certain items, such as the ultimate earnings impact of the Missouri Public Service Commission storm cost-related order, or net mark-to-market gains or losses from nonqualifying hedges.

Forward-Looking Statements.  We make statements in this report that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934.  These statements are not guarantees of future performance and are subject to risks, uncertainties, and other important factors that could cause actual performance or achievements to be materially different from those we project.  For a full discussion of risks, uncertainties, and other important factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Forms 10-K and 10-Q under the forward-looking statements and risk factors sections.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

This combined Current Report on Form 8-K is being filed separately by Ameren and IP (each, a “registrant”).  Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf.  No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.  The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
    (Registrant)

By   /s/ Jerre E. Birdsong
Name:  Jerre E. Birdsong
Title:    Vice President and Treasurer

ILLINOIS POWER COMPANY
    (Registrant)

By   /s/ Jerre E. Birdsong
Name:  Jerre E. Birdsong
Title:    Vice President and Treasurer

Date:  October 20, 2008

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